UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 19, 2014

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16075	86-0449546
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, 30th Floor, New York, NY 10018

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e) As disclosed in the proxy statement of Sequential Brands Group, Inc. (the “Company”), pursuant to his employment agreement, dated as of November 19, 2012, Mr. Yehuda Shmidman is eligible to receive an annual cash performance bonus of up to 100% of his base salary based on the attainment of the EBITDA target established by the Compensation Committee of the Board of Directors of the Company after consultation with Mr. Shmidman. Further, pursuant to his employment agreement, dated as of June 3, 2014, Mr. Gary Klein is eligible to receive an annual cash performance bonus of up to 60% of his base salary based on the attainment of the performance targets established by the Compensation Committee of the Board of Directors of the Company from time to time.

On December 19, 2014, the Compensation Committee awarded Mr. Shmidman the cash bonus representing 100% of his base salary in respect of his 2014 performance in accordance with his employment agreement, with 75% payable in December 2014 and the remainder payable in accordance with the timing set forth in his employment agreement on the earlier of the date the Company files its fiscal 2014 Annual Report on the Form 10-K or April 1, 2015. The Compensation Committee also awarded Mr. Klein the cash bonus representing 60% of his base salary in respect of his 2014 performance in accordance with his employment agreement, with 75% payable in December 2014 and the remainder payable on the earlier of the date the Company files its fiscal 2014 Annual Report on the Form 10-K or April 1, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENTIAL BRANDS GROUP, INC.

Date: December 22, 2014
	By:	/s/ Gary Klein
	Name:	Gary Klein
	Title:	Chief Financial Officer